                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549






                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported):                 May 4, 1998
                                                                  -----------



                              AUDIO BOOK CLUB, INC.
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Florida                     001-13469               65-0429858
----------------------------         ------------         -------------------
(State or other jurisdiction         (Commission           (I.R.S. Employer
    of incorporation)                File Number)         Identification No.)


2295 Corporate Blvd., N.W., Suite 222
Boca Raton, Florida                                     33431
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(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (561)241-1426



                                 Not Applicable
           -----------------------------------------------------------
           Former name or former address, if changed since last report




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Item 4.           Changes in Registrant's Certifying Accountants.

                  On May 4, 1998, Audio Book Club, Inc. (the "Company") dismissed KPMG Peat Marwick LLP ("KPMG"), the Company's former independent certified public accountants. During neither of the past two years ended December 31, 1997 did the reports by KPMG on the financial statements of the Company contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to dismiss KPMG as the Company's independent certified public accountants was approved by the Audit Committee of the Board of Directors of the Company. During the Company's two most recent fiscal years and subsequent period up to May 4, 1998, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

                  On May 6, 1998, the Company engaged Deloitte & Touche LLP to serve as the Company's independent certified public accountants.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         (c)      Exhibits

                  Exhibit 1 - Letter, dated May 5, 1998 from KPMG.

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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  May 7, 1998

                                             AUDIO BOOK CLUB, INC.



                                             By: /s/ John Levy
                                                 ------------------------------
                                           Name: John Levy
                                          Title: Chief Financial Officer








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